                                                                Exhibit 10.20(b)


Management and Personnel Services Agreement between Southern Energy PJM Management, LLC and Southern Energy Chalk Point, LLC dated as of December 19, 2000

Management and Personnel Services Agreement between Southern Energy PJM Management, LLC and Southern Energy D.C. O&M, LLC dated as of December 19, 2000